SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 07, 2003

MEDICSIGHT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46 Berkeley Square, London, W1J 5AT, United Kingdom
(Address of Principal Executive Offices) (Zip Code)

011-44 20 7598-4070
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)(1)

(i)                                     The Company’s auditors, BDO Stoy Hayward, resigned as the Company’s auditors on November 7, 2003.

(ii)                                  The report of BDO Stoy Hayward on the Company’s financial statements for the fiscal years ended December 31, 2002 and December 31, 2001contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principle.

(iii)                               Not applicable.

(iv)                              During the fiscal years ended December 31, 2002 and December 31, 2001 and the interim period up to November 7, 2003 there were no disagreements between the Company and BDO Stoy Hayward on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO Stoy Hayward, would have caused it to make reference to the subject matter of the disagreement(s) in connection with this report.

(v)                                 During the recent interim period, the Company disclosed to the auditors that they believe a restatement of a previously recorded transaction may be possible. However the Company has not reached any conclusion beyond that there is no material effect on the revenues, operations and cashflows of the Company of such a restatement, nor have we provided additional substantial information to BDO Stoy Hayward.

(a)(2) Not applicable.

(a)(3) The registrant has requested that BDO Stoy Hayward furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements in (a)(1) above. A copy of such a letter dated November 14, 2003 is filed as an exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

© EXHIBITS

EXHIBIT 16 Letter, dated November 14, 2003, from BDO Stoy Hayward to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
	By:	/s/ Paul Gothard
Paul Gothard
Chief Financial Officer
Date: November 14, 2003